Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 29, 2024, relating to the consolidated financial statements of AIM ImmunoTech Inc. (the Company), which is appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

We also consent to the reference to us under the caption “Experts” in such Registration Statement.

/s/ BDO USA, P.C.

Miami, FL
November 15, 2024